SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





                                October 11, 1996
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)




                             CARDINAL HEALTH, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)






                OHIO                 0-12591              31-0958666
           (STATE OR OTHER         (COMMISSION           (IRS EMPLOYER
           JURISDICTION OF         FILE NUMBER)       IDENTIFICATION NO.)
           INCORPORATION)


                5555 GLENDON COURT, DUBLIN, OHIO             43016
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)       (ZIP CODE)



                                  (614) 717-5000
               (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)







         ITEM 5.   OTHER EVENTS

                   Following a special meeting of stockholders held on October 11, 1996, in which the stockholders of PCI Services, Inc., a Delaware corporation ("PCI"), voted upon and approved and adopted an Agreement and Plan of Merger, dated as of July 23, 1996, by and among PCI, Cardinal Health, Inc., an Ohio corporation ("Cardinal"), Panther Merger Corp., a Delaware corporation and a wholly owned subsidiary of Cardinal ("Subcorp") and MEDIQ Incorporated, a Delaware corporation, Subcorp was merged with and into PCI (the "Merger") and PCI became a wholly owned subsidiary of Cardinal. As a result of the Merger, each share of PCI common stock, $0.001 par value ("PCI Common Stock"), was converted into 0.336 of a Cardinal common share, without par value ("Cardinal Common Shares"), with cash in lieu of fractional shares. It is anticipated that approximately 2,244,900 Cardinal Common Shares will be issued pursuant to the Merger to former stockholders of PCI, including shares issuable upon exercise of options to purchase Cardinal Common Shares into which outstanding options to purchase PCI Common Stock were converted in the Merger.

                   PCI is an international provider of diversified packaging services to the pharmaceutical industry in the United States and Europe. PCI provides integrated packaging services to manufacturers which include packaging of prescription and over-the-counter pharmaceuticals and other health care products, production of folding cartons, and printing of product inserts which are enclosed in pharmaceutical packages. PCI operates ten production facilities in the United States, Puerto Rico, Germany and the United Kingdom, which enable it to meet the diverse and changing needs of its pharmaceutical customers.
























                                   SIGNATURE


                   Pursuant to the requirements of the Securities
         Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CARDINAL HEALTH, INC.


         Dated:  October 18, 1996      By:/s/ George H. Bennett, Jr.
                                          ---------------------------
                                          George H. Bennett, Jr.
                                          Executive Vice President,
                                            General Counsel and
                                            Secretary